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                                                                      EXHIBIT 23

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

Re: Ford Motor Credit Company Registration Statement
    Nos. 333-45015, 333-41059 and 333-50611 on Form S-3

     We consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statements of our report dated January 20, 1999 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in Ford Motor Credit Company's Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

/S/ PRICEWATERHOUSECOOPERS LLP

DETROIT, MICHIGAN
MARCH 25, 1999